Exhibit 99.1

Microsemi Reports Third Quarter 2006 Results

IRVINE, Calif., July 27, 2006 (PRIMEZONE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its third quarter of fiscal year 2006.

 -- Net Sales for Third Quarter Increased 33 Percent over
    Prior Year Quarter
 -- Net Sales Increased 18 Percent in Third Quarter over
    Second Quarter
 -- GAAP Gross Margins 43.4 Percent
 -- Non-GAAP Gross Margins 50.3 Percent
 -- Positive Book-to-Bill Ratio of 1.07 to 1 for Third Quarter

Net sales for Microsemi's third quarter, ended July 2, 2006, were $100.2 million, up 33 percent from net sales of $75.2 million in the third quarter of 2005, and up 18 percent from net sales of $84.9 million in the second quarter of 2006. GAAP gross margins were 43.4 percent in the third quarter, a 140 basis point decrease from the 44.8 percent in the third quarter of 2005 and 160 basis point decrease from the 45.0 percent in the second quarter of 2006. GAAP results in the third quarter of 2006 include a one-time non-cash acquisition-related charge of $15.3 million for in-process research and development (IPR&D), $2.7 million for manufacturing profit in acquired inventory and $1.2 million in increased amortization. Third quarter GAAP net income was $0.1 million compared to $9.8 million in the third quarter of 2005 and $13.6 million in the second quarter of 2006. GAAP diluted earnings per share were $0.00 for the third quarter, compared to $0.15 in the third quarter of 2005 and $0.20 in the second quarter of 2006. After the effects of the restructuring costs and other special charges and credits, our GAAP operating margins were 4.7 percent in the third quarter, compared to 17.7 percent in the third quarter of 2005 and 23.5 percent in the second quarter of 2006.

For the third quarter, non-GAAP net income was $20.1 million, up 75 percent from $11.5 million in the third quarter of 2005 and up 14 percent from $17.7 million in the second quarter of 2006. Non-GAAP diluted earnings per share in the third quarter were $0.28, up from $0.18 in the third quarter of 2005 and $0.26 in the second quarter of 2006. Non-GAAP gross margins were 50.3 percent in the third quarter, compared to 46.6 percent in the third quarter of 2005 and 51.1 percent in the second quarter of 2006. Non-GAAP operating margins were 30.0 percent in the third quarter, a 900 basis point increase over the 21.0 percent in the third quarter of 2005. Non-GAAP operating margins were 30.7 percent in the second quarter of 2006. Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges.

For the third quarter, the income tax rate was 98.1 percent compared to 29.0 percent for the third quarter of 2005 and 35.1 percent for the second quarter of 2006. The increase in the income tax rate for the quarter was due primarily to the non-deductibility for tax purposes of the acquisition-related $15.3 million IPR&D charge.

For the third quarter, the non-GAAP income tax rate was 35.7 percent compared to 29.0 percent for the third quarter of 2005 and 35.1 percent for the second quarter of 2006. The increase in tax rates was due to higher proportions of income being taxed in the United States as a result of the acquisition and a reduction in tax benefits and credits.

James J. Peterson, President and Chief Executive Officer, stated, "Microsemi experienced another strong quarter as evidenced by our impressive non-GAAP results and record shipments in excess of $100 million. We are pleased that we achieved our post-acquisition non-GAAP operating margin target of 30 percent two quarters ahead of original plan. The integration of APT's operations is on track and we anticipate that its positive contributions will have a greater impact on operations in 2007."

Mr. Peterson concluded, "We remain confident that we will exceed overall industry growth expectations in both our high reliability semiconductor and high performance analog mixed signal businesses. We remain focused on driving growth with the acceptance of our new products and leveraging efficiencies going forward to further improve profitability in the coming years."

The book-to-bill ratio for the quarter was 1.07 to 1, which reflects strength in the Company's high reliability semiconductor products and demand for its new high performance analog and mixed signal products.

Business Outlook

We expect that for the fourth quarter of fiscal year 2006, our sales will increase between 7 percent and 9 percent sequentially. On a non-GAAP basis, we expect earnings for the fourth quarter of fiscal year 2006 to be $0.29 to $0.31 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance, reliability and battery optimization, reducing size or protecting circuits. The principal markets the company serves include implantable medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1233

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of plans, beliefs, or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, in the hiring and retention of qualified personnel in a competitive labor market, of acquiring and integrating new operations or assets, or in closing or disposing of operations or assets, or possible difficulties in transferring work from one plant to another, or regarding rapidly changing technology and product obsolescence, difficulties predicting the timing and costs of plant closures, the potential inability to realize cost savings or productivity gains or other impediments to improving capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, unexpected results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, inventory adjustments by customers, customer order cancellations, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential adverse business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, travel disruptions, embargoes, epidemics, disasters, wars or potential future effects of the tragic events of September 11, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental matters, other regulatory matters, or any matters involving litigation, arbitration, or investigation, difficulties and costs imposed by law, including Section 404 of the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties, and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence, difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and subsequent Form 10-Q reports filed with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                        MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                Quarter ended       Nine months ended
                             -------------------   -------------------
                              July 2,    July 3,    July 2,    July 3,
                               2006       2005       2006       2005
                             --------   --------   --------   --------
 NET SALES                   $100,221   $ 75,214   $267,233   $218,286
 Cost of sales                 56,748     41,523    146,072    130,803
                             --------   --------   --------   --------
 GROSS MARGIN                  43,473     33,691    121,161     87,483

 Operating expenses:
 Selling, general and
  administrative               14,238     15,680     41,531     39,367
 In-process research &
  development                  15,300         --     15,300         --
 Research and development       6,678      4,583     16,397     14,186
 Amortization of intangible
  assets                        1,403        229      1,846        688
 Restructuring
  charges/(credits)             1,137       (208)     2,298      2,727
 (Gain)/loss on dispositions
  of assets                       (15)        95        (17)       547
                             --------   --------   --------   --------
   Total operating expenses    38,741     20,379     77,355     57,515
                             --------   --------   --------   --------
 OPERATING  INCOME              4,732     13,312     43,806     29,968

 Interest and other income,
  net                           1,291        417      3,228        781
                             --------   --------   --------   --------
 INCOME BEFORE INCOME TAXES     6,023     13,729     47,034     30,749

 Provision for income taxes     5,906      3,978     19,481      9,686
                             --------   --------   --------   --------
 NET INCOME                  $    117   $  9,751   $ 27,553   $ 21,063
                             ========   ========   ========   ========
 Earnings per share
   Basic                     $   0.00   $   0.16   $   0.40   $   0.34
                             ========   ========   ========   ========
   Diluted                   $   0.00   $   0.15   $   0.38   $   0.33
                             ========   ========   ========   ========
 Common and common
  equivalent shares
  outstanding:
   Basic                       69,397     62,013     68,569     61,193
   Diluted                     72,006     65,697     71,721     64,759

                        MICROSEMI CORPORATION
         Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                  Quarter ended     Nine months ended
                                -----------------   -----------------
                                July 2,   July 3,   July 2,   July 3,
                                 2006      2005      2006      2005
                                -------   -------   -------   -------
 GAAP NET INCOME                $   117   $ 9,751   $27,553   $21,063
                                =======   =======   =======   =======
 The non-GAAP amounts have
  been adjusted to exclude the
  following items:

 Excluded from cost of sales
  Transitional idle capacity
   and inventory
   abandonments (a)             $ 4,225   $ 1,342   $10,941   $ 9,014
  Manufacturing profit in
   acquired inventory (e)         2,743        --     2,743        --

 Excluded from operating
  expenses
   In-process research &
    development (d)              15,300        --    15,300        --
   Amortization of intangible
    assets (b)                    1,403       229     1,846       688
   Credit for acceleration of
    stock options (c)                --        --    (1,065)       --
   Stock option
    compensation (c)                501        --     1,579        --
   (Gain)/loss on disposition
    of assets (a)                   (15)       95       (17)      547
   Restructuring and other
    special charges (a)           1,137       842     3,427     3,777
                                -------   -------   -------   -------
                                 25,294     2,508    34,754    14,026
 Income tax effect on
  non-GAAP adjustments            5,274       727     8,460     4,591
                                -------   -------   -------   -------
 Net effect of adjustments
  to GAAP net income            $20,020   $ 1,781   $26,294   $ 9,435
                                =======   =======   =======   =======
 NON-GAAP NET INCOME            $20,137   $11,532   $53,847   $30,498
                                =======   =======   =======   =======

 (a)-(e) Please refer to corresponding footnotes below.

                        MICROSEMI CORPORATION
            Schedule Reconciling Reported Financial Ratios

                                          Quarter ended
                            ------------------------------------------
                               July 2,       April 2,        July 3,
                                2006           2006           2005
                            ------------   ------------   ------------
 GAAP gross margin          43.4 percent   45.0 percent   44.8 percent
 Effect of reconciling
  items on gross margin      6.9 percent    6.1 percent    1.8 percent
 Non-GAAP gross margin      50.3 percent   51.1 percent   46.6 percent

 GAAP operating margin       4.7 percent   23.5 percent   17.7 percent
 Effect of reconciling
  items on operating
  margin                    25.3 percent    7.2 percent    3.3 percent
 Non-GAAP operating margin  30.0 percent   30.7 percent   21.0 percent

 To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share)
 that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP;
 therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

 The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s on-going operations. Transitional idle capacity relates to unused manufacturing capacity and
     non-productive manufacturing expenses during the period from when shutdown activities commence to when a facility is closed.
     Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of non-productive assets in accordance with a restructuring plan. Restructuring and other special charges includes severance and other costs related to facilities in the process of closing or already closed.
     Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company’s operations, management does not view this expense as reflective of the business’ current performance.

 (c) Stock option compensation in connection with the SFAS123R has been excluded to facilitate the comparability of the current quarter and fiscal year-to-date with results from prior periods when stock option compensation was not expensed in accordance with accounting rules applicable in such periods. The reduction of the charge for the acceleration of stock options originally recorded in the fourth quarter of 2005 was due to lower than previously estimated forfeiture rates. In addition, management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, a one-time
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired in the APT transaction to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margins. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margins between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at APT. Manufacturing profit in acquired inventory from the APT acquisition will not materially impact gross margins beyond the fourth quarter of fiscal year 2006.

                         MICROSEMI CORPORATION
                Selected Non-GAAP Financial Information
              (in thousands except for per share amounts)

                               Quarter ended       Nine months ended
                            -------------------   --------------------
                             July 2,    July 3,    July 2,     July 3,
                              2006       2005       2006        2005
                            --------   --------   --------    --------
 GAAP gross margin          $ 43,473   $ 33,691   $121,161    $ 87,483
  Transitional idle capacity
   and inventory
   abandonments (a)            4,225      1,342     10,941       9,014
  Manufacturing profit in
   acquired inventory (e)      2,743         --      2,743          --
                            --------   --------   --------    --------
 Non-GAAP gross margin      $ 50,441   $ 35,033   $134,845    $ 96,497
                            --------   --------   --------    --------
 GAAP operating expenses    $ 38,741   $ 20,379   $ 77,355    $ 57,515
  In-process research
   & development (d)         (15,300)        --    (15,300)         --
  Amortization of
   intangible assets (b)      (1,403)      (229)    (1,846)       (688)
  Credit for acceleration
   of stock options (c)           --         --      1,065          --
  Stock option
   compensation (c)             (501)        --     (1,579)         --
  Gain/(loss) on disposition
   of assets (a)                  15        (95)        17        (547)
  Restructuring and other
   special charges (a)        (1,137)      (842)    (3,427)     (3,777)
                            --------   --------   --------    --------
 Non-GAAP operating
  expenses                  $ 20,415   $ 19,213   $ 56,285    $ 52,503
                            --------   --------   --------    --------
 GAAP operating income      $  4,732   $ 13,312   $ 43,806    $ 29,968
  Transitional idle capacity
   and inventory
   abandonments (a)            4,225      1,342     10,941       9,014
  Manufacturing profit in
   acquired inventory (e)      2,743         --      2,743          --
  In-process research
   & development (d)          15,300         --     15,300          --
  Amortization of intangible
   assets (b)                  1,403        229      1,846         688
  Credit for acceleration of
   stock options (c)              --         --     (1,065)         --
  Stock option
   compensation (c)              501         --      1,579          --
  (Gain)/loss on disposition
   of assets (a)                 (15)        95        (17)        547
  Restructuring and other
   special charges (a)         1,137        842      3,427       3,777
                            --------   --------   --------    --------
 Non-GAAP operating income  $ 30,026   $ 15,820   $ 78,560    $ 43,994
                            --------   --------   --------    --------
 GAAP income before taxes   $  6,023   $ 13,729   $ 47,034    $ 30,749
  Transitional idle capacity
   and inventory
   abandonments (a)            4,225      1,342     10,941       9,014
  Manufacturing profit in
   acquired inventory (e)      2,743         --      2,743          --
  In-process research
   & development (d)          15,300         --     15,300          --
  Amortization of intangible
   assets (b)                  1,403        229      1,846         688
  Credit for acceleration of
   stock options (c)              --         --     (1,065)         --
  Stock option
   compensation (c)              501         --      1,579          --
  (Gain)/loss on disposition
   of assets (a)                 (15)        95        (17)        547
  Restructuring and other
   special charges (a)         1,137        842      3,427       3,777
                            --------   --------   --------    --------
 Non-GAAP income
  before taxes              $ 31,317   $ 16,237   $ 81,788    $ 44,775
                            --------   --------   --------    --------
 GAAP net income            $    117   $  9,751   $ 27,553    $ 21,063
  Transitional idle capacity
   and inventory
   abandonments (a)            4,225      1,342     10,941       9,014
  Manufacturing profit in
   acquired inventory (e)      2,743         --      2,743          --
  In-process research
   & development (d)          15,300         --     15,300          --
  Amortization of intangible
   assets (b)                  1,403        229      1,846         688
  Credit for acceleration of
   stock options (c)              --         --     (1,065)         --
  Stock option
   compensation (c)              501         --      1,579          --
  (Gain)/loss on disposition
   of assets (a)                 (15)        95        (17)        547
  Restructuring and other
   special charges (a)         1,137        842      3,427       3,777
  Income tax effect on
   non-GAAP adjustments       (5,274)      (727)    (8,460)     (4,591)
                            --------   --------   --------    --------
 Non-GAAP net income        $ 20,137   $ 11,532   $ 53,847    $ 30,498
                            --------   --------   --------    --------
 GAAP diluted earnings
  per share                 $   0.00   $   0.15   $   0.38    $   0.33
  Impact of non-GAAP
   adjustments on diluted
   earnings per share           0.28       0.03       0.37        0.14
                            --------   --------   --------    --------
 Non-GAAP diluted earnings
  per share                 $   0.28   $   0.18   $   0.75    $   0.47
                            --------   --------   --------    --------

 (a)-(e) Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)

                                       July 2, 2006    October 2, 2005
 ASSETS                                ------------    ---------------
  Current Assets:
   Cash and cash equivalents              $153,460         $ 98,149
   Short-term investment                     1,000               --
   Accounts receivable, net                 67,988           53,233
   Inventories                              82,995           55,917
   Deferred income taxes                     9,639           12,921
   Other current assets                      5,551            2,101
                                          --------         --------
    Total current assets                   320,633          222,321

   Property and equipment, net              67,460           58,366
   Deferred income taxes                        --            8,074
   Goodwill                                 54,058            3,258
   Other intangible assets, net             47,006            4,493
   Other assets                              1,100            4,069
                                          --------         --------
    TOTAL ASSETS                          $490,257         $300,581
                                          ========         ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities                     $ 44,394         $ 42,378
  Non-current liabilities                    6,682            3,617
  Shareholders' equity                     439,181          254,586
                                          --------         --------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                 $490,257         $300,581
                                          ========         ========

CONTACT:  Microsemi Corporation
          Financial Contact:
            David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          Editorial Contact:
            Cliff Silver, Manager, Corporate Communications
            (949) 221-7112